Exhibit 31.1

CERTIFICATION PURSUANT TO

RULE 13A-14 OF THE SECURITIES EXCHANGE ACT OF 1934

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATIONS

I, Carl W. Pennington, Sr., certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of TC Global, Inc.; and

2.	Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1.

3.	[Intentionally omitted pursuant to SEC Division of Corporation Finance Compliance & Disclosure Interpretation Question 161.01]

4.	[Intentionally omitted pursuant to SEC Division of Corporation Finance Compliance & Disclosure Interpretation Question 161.01]

5.	[Intentionally omitted pursuant to SEC Division of Corporation Finance Compliance & Disclosure Interpretation Question 161.01]

Date: August 11, 2010

/s/ CARL W. PENNINGTON, SR.
Carl W. Pennington, Sr. President (Principal executive officer and acting principal financial officer)